Exhibit 99

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan (651) 293-2809

ECOLAB REPORTS DOUBLE-DIGIT SECOND QUARTER EPS INCREASE TO $0.33

2005 SECOND QUARTER HIGHLIGHTS:

•                                          Diluted net income per share +10%

•                                          Sales +11% to $1.2 billion

•                                          Continued strong U.S. and Latin American businesses lead sales growth

•                                          U.S. Other Services shows further profit improvement

•                                          2005 earnings forecast increased to $1.32 - $1.35 from $1.30 - $1.34

	Second Quarter and Six Months Ended June 30
	Second Quarter		%	Six Months		%
(Millions, except per share)	2005	2004	increase	2005	2004	increase
	(unaudited)			(unaudited)

Net Sales	$1,158.7	$1,042.7	11%	$2,228.5	$2,022.1	10%

Operating Income	146.4	135.9	8%	272.7	252.0	8%

Pretax Income	134.2	124.7	8%	249.4	229.6	9%
Taxes	47.6	46.4	3%	88.2	85.3	3%
Net Income	$86.6	$78.3	11%	$161.2	$144.3	12%

Diluted Net Income Per Common Share	$0.33	$0.30	10%	$0.62	$0.55	13%
Diluted Average Shares Outstanding	258.9	260.9	-1%	259.5	260.6	0%

- more -

ST. PAUL, Minn., July 25, 2005:  Continued strong sales in its domestic and Latin American businesses, along with further sharp profit improvement in U.S. Other Services, led Ecolab’s second quarter results to record levels for the period ended June 30, 2005.

Ecolab’s consolidated sales increased 11% to a record $1.2 billion in 2005’s second quarter. Net income increased 11% to a record $87 million, or $0.33 per diluted share.  Currency translation had a favorable impact on net income growth of approximately $ 2.8 million for the second quarter of 2005.

Commenting on the quarter, Douglas M. Baker, Ecolab’s President and Chief Executive Officer said, “We enjoyed strong business trends across our U.S. and Latin America operations in the second quarter.  Asia Pacific and Canada also reported good sales growth, while Europe saw moderate gains.  We achieved good growth in our core hospitality and foodservice markets as a result of our investments in new products and an increased sales and service force.  Our Healthcare and GCS sales increased at double-digit rates as they showed excellent progress in developing their businesses and profitability. Further, we have been successful in our pricing and aggressive cost reduction actions to manage the higher raw material cost environment. It was a solid quarter, especially when compared with the strong earnings achieved in the year-ago period. We are pleased with our performance.”

“We remain very confident in our prospects for the balance of 2005.  Solid trends in most of our markets, and operational improvements in our businesses should yield further gains in the second half of the year.  Our pricing and cost reduction measures are expected to show further and increasing benefit in our results as the year progresses, and we will continue to take appropriate measures in these areas.  While the second half of the year may hold its challenges, we are committed to achieving our goals and continuing our history of outperformance, as reflected in our improved earnings outlook for 2005.  Ecolab is a strong company building a stronger future, and we have the market opportunities, the people and the resources to develop them.  We are determined to do what it takes to continue our strong growth trends for years to come, as we invest and drive results in our established businesses while at the same time continue to invest and build the long-term growth and profit potential in our developing businesses.  As the global leader in premium cleaning and sanitizing products and services to our customers, we are determined to build on and aggressively grow our business.”

Second quarter sales for Ecolab’s United States Cleaning & Sanitizing operations rose 10% over the second quarter of 2004 to $497 million, as most businesses showed solid gains.

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Excluding acquisitions, sales rose 8% for the quarter.  Ecolab’s United States Cleaning & Sanitizing operating income rose 3% to $77 million, as the benefits of the higher sales, cost efficiencies and increased pricing were partially offset by higher delivered product costs.

United States Other Services sales increased 12% to $96 million in the second quarter with good sales gains by both Pest Elimination and GCS.  Operating income in the second quarter of 2005 increased 38% to $11 million as both businesses showed solid improvement in their profitability.

Sales of Ecolab’s International operations, when measured at fixed currency rates, rose 5% to $560 million in the second quarter. Excluding acquisitions, sales rose 4%. Latin America sales showed double-digit sales gains, and Asia Pacific and Canada sales also showed good increases; Europe recorded a moderate sales gain as weak economies in major central countries slowed results.  Fixed currency operating income rose 2% to $57 million, as sales growth, pricing initiatives and cost efficiencies were partially offset by higher delivered product costs and less favorable business mix.  At public currency rates, International sales increased 12% and operating income grew 11%.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  These statements do not include the potential impact of business acquisitions, divestitures, higher than anticipated raw material price increases, or other material corporate events, which may be completed after the date of this release.  This Business Outlook section should be read in conjunction with the information on “Forward-Looking Statements” at the end of this release.

Ecolab expects sales for both domestic and international operations (in fixed currencies) to increase in the third quarter 2005 over the third quarter 2004. Gross margins are expected to approximate 52%, and selling, general and administrative expenses are expected to approximate 37%.  Interest expense is expected to be approximately $12 million.  The effective tax rate should be approximately 36%.  Overall, currency translation is expected to contribute to third quarter earnings.  Diluted earnings per share are expected to be in the $0.39-$0.40 range in the third quarter of 2005.  For the full year ending December 31, 2005, Ecolab expects diluted earnings per share in the $1.32 -$1.35 range.  In 2004, Ecolab reported net income per share of $1.19.

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Ecolab plans to adopt SFAS 123(R), the new standard for expensing stock options, when it becomes effective, currently anticipated to be the beginning of 2006.  The above forecasts for the third quarter and full year 2005 do not include any impact from this accounting rule change. As part of the transition to the new standard, Ecolab expects to restate its earnings history in line with the pro forma amounts historically disclosed in Ecolab’s financial statements.  Ecolab expects to present these restated results on Ecolab’s website at www.ecolab.com/investor as part of this change.

In addition, Ecolab continues to evaluate the reinvestment of foreign earnings in the United States pursuant to the provisions of the American Jobs Creation Act of 2004.  This Act provides the company the opportunity to tax efficiently repatriate foreign earnings for U.S. qualifying investments specified in a domestic reinvestment plan.  Any tax charges resulting from a possible repatriation are not considered in the above forecasts.

With 2004 sales of $4.2 billion, Ecolab is the leading global developer and marketer of premium cleaning, sanitizing, pest elimination, maintenance and repair products and services for the hospitality, foodservice, institutional and industrial markets.

Ecolab shares are traded on the New York Stock Exchange under the symbol ECL.  Ecolab news releases and other investor information are available on the Internet at http://www.ecolab.com.

Ecolab will host a live webcast to review the second quarter earnings announcement today at 1:00 p.m. Eastern Time.  The webcast will be available to the public on Ecolab’s website at http://www.ecolab.com/investor.  A replay of the webcast will be available at that site through August 5, 2005.

Listening to the webcast requires Internet access, a soundcard and the Windows Media Player or other compatible streaming media player. If you do not have the Media Player client installed on your PC, you may download a free version of Media Player at http://www.microsoft.com/windows/windowsmedia/download/default.asp.

This news release contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements concerning our 2005 third quarter and full year financial and business prospects, including estimated sales, gross margins, selling, general and administrative expenses, interest expense, effective tax rates, currency translation, earnings per share and future pricing, cost reductions and accounting for stock options. These statements, which represent Ecolab’s expectations or beliefs concerning various future events,

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are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements.

Risks and uncertainties that may affect operating results and business performance include:

•            the vitality of the foodservice, hospitality, travel, health care and food processing industries;

•            restraints on pricing flexibility due to competitive factors, customer or vendor consolidations, and existing contractual obligations;

•            changes in oil or raw material prices or unavailability of adequate and reasonably priced raw materials or substitutes therefor;

•            the occurrence of capacity constraints or the loss of a key supplier or the inability to obtain or renew supply agreements on favorable terms;

•            the effect of future acquisitions or divestitures or other corporate transactions;

•            our ability to achieve plans for past acquisitions;

•            the costs and effects of complying with: (i) laws and regulations relating to the environment and to the manufacture, storage, distribution, efficacy and labeling of our products, and (ii) changes in tax, fiscal, governmental and other regulatory policies;

•            economic factors such as the worldwide economy, interest rates and currency movements including, in particular, our exposure to foreign currency risk;

•            the occurrence of (a) litigation or claims, (b) the loss or insolvency of a major customer or distributor, (c) war (including acts of terrorism or hostilities which impact our markets), (d) natural or manmade disasters, or (e) severe weather conditions or public health epidemics affecting the foodservice, hospitality and travel industries;

•            loss of, or changes in, executive management;

•            our ability to continue product introductions or reformulations and technological innovations; and

•            other uncertainties or risks reported from time to time in our reports to the Securities and Exchange Commission.

In addition, we note that our stock price can be affected by fluctuations in quarterly earnings.  There can be no assurances that our earnings levels will meet investors’ expectations.  We undertake no duty to update our Forward-Looking Statements.

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5

IMMEDIATE RELEASE

M.J. Monahan

(651) 293-2809

ECOLAB INC.

CONSOLIDATED STATEMENT OF INCOME

SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2005

(unaudited)

	Second Quarter		Six Months
(thousands, except per share)	2005	2004	2005	2004

Net Sales	$1,158,664	$1,042,711	$2,228,544	$2,022,082

Cost of Sales *	570,659	504,609	1,097,215	978,703
Selling, General and Administrative Expenses	441,626	402,487	858,581	787,820
Special Charges **		(254)		3,551

Operating Income	146,379	135,869	272,748	252,008

Interest Expense, Net	12,184	11,217	23,374	22,390

Income before Income Taxes	134,195	124,652	249,374	229,618

Provision for Income Taxes	47,618	46,359	88,149	85,319

Net Income	$86,577	$78,293	$161,225	$144,299

Diluted Net Income per Common Share	$0.33	$0.30	$0.62	$0.55

Weighted-Average Common Shares Outstanding
Basic	255,474	257,135	255,873	257,080
Diluted	258,872	260,905	259,479	260,645

*            Cost of sales includes income from reductions in restructuring accruals of $16 and $66 for the second quarter and six months ended June 30, 2004, respectively.

**     Special charges include a revision of prior restructuring expenses of $254 and $429 for the second quarter and six months ended June 30, 2004, respectively.  Special charges for the six months ended June 30, 2004 also include a charge of $3,980 related to the disposal of a product line.

ECOLAB INC.

OPERATING SEGMENT INFORMATION

SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2005

(unaudited)

	Second Quarter		Six Months
(thousands)	2005	2004	2005	2004

Net Sales
United States
Cleaning & Sanitizing	$496,808	$450,625	$963,987	$881,359
Other Services	96,328	85,875	182,138	163,650
Total	593,136	536,500	1,146,125	1,045,009
International	560,119	535,000	1,065,153	1,018,807
Effect of Foreign Currency Translation	5,409	(28,789)	17,266	(41,734)
Consolidated	$1,158,664	$1,042,711	$2,228,544	$2,022,082

Operating Income
United States
Cleaning & Sanitizing	$77,352	$75,297	$153,796	$152,587
Other Services	11,195	8,123	19,666	13,321
Total	88,547	83,420	173,462	165,908
International	56,903	55,659	96,912	94,172
Corporate Expense*	—	270	—	(3,485)
Effect of Foreign Currency Translation	929	(3,480)	2,374	(4,587)
Consolidated	$146,379	$135,869	$272,748	$252,008

*            Consistent with the company’s internal management reporting, corporate expense includes income from reductions in restructuring accruals of $270 and $495 for the second quarter and six months ended June 30, 2004, respectively. Corporate expense for the six months ended June 30, 2004 also includes a charge of $3,980 related to the disposal of a grease management product line.

ECOLAB INC.

CONSOLIDATED BALANCE SHEET

JUNE 30, 2005

(thousands)	June 30 2005	December 31 2004	June 30 2004
	(unaudited)		(unaudited)

Assets
Current assets
Cash and cash equivalents	$110,023	$71,231	$41,246
Accounts receivable, net	767,612	738,266	676,158
Inventories	334,816	338,603	322,453
Deferred income taxes	73,962	76,038	76,359
Other current assets	69,174	54,928	64,390
Total current assets	1,355,587	1,279,066	1,180,606

Property, plant and equipment, net	833,025	834,730	771,963

Goodwill, net	958,848	991,811	890,937

Other intangible assets, net	218,046	229,095	228,264

Other assets, net	364,977	381,472	341,062

Total assets	$3,730,483	$3,716,174	$3,412,832

Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$230,530	$56,132	$100,976
Accounts payable	249,437	269,561	226,164
Compensation and benefits	180,673	231,856	191,496
Income taxes	33,056	22,709	48,561
Other current liabilities	374,689	359,289	342,233
Total current liabilities	1,068,385	939,547	909,430

Long-term debt	537,912	645,445	611,385

Postretirement health care and pension benefits	287,459	270,930	250,899

Other liabilities	283,800	297,733	246,396

Shareholders’ equity	1,552,927	1,562,519	1,394,722

Total liabilities and shareholders’ equity	$3,730,483	$3,716,174	$3,412,832

ECOLAB INC.

SUPPLEMENTAL DILUTED EARNINGS PER SHAREINFORMATION

(unaudited)

	Quarter Ended March 31 2004	Quarter Ended June 30 2004	Six Months Ended June 30 2004	Quarter Ended Sept. 30 2004	Nine Months Ended Sept. 30 2004	Quarter Ended Dec. 31 2004	Year Ended Dec. 31 2004

Pro forma income from ongoing operations	$0.26	$0.30	$0.56	$0.36	$0.92	$0.27	$1.19
Pro forma adjustments:
Special charges	(0.01)		(0.01)		(0.01)		(0.01)
Net income, as reported	$0.25	$0.30	$0.55	$0.36	$0.92	$0.27	$1.19

	Quarter Ended March 31 2005	Quarter Ended June 30 2005	Six Months Ended June 30 2005

Pro forma income from ongoing operations	$0.29	$0.33	$0.62
Pro forma adjustments:
Special charges
Net income, as reported	$0.29	$0.33	$0.62

Per share amounts do not necessarily sum due to changes in shares outstanding and rounding.

The non-GAAP financial measures in the tables above are provided to assist in the reader’s understanding of the comparability of the company’s operations for 2005 and 2004.  The company believes that pro forma income from ongoing operations, a non-GAAP financial measure, is a useful basis to compare the company’s results against, because unusual items during 2004 impacted the company’s reported net income (see “pro forma adjustments” in table above).  The presentation above reconciles as reported net income (U.S. GAAP amounts) to pro forma income from ongoing operations for the quarters and interim year-to-date periods ended March 31 and June 30, 2005 and for the quarters and interim year-to-date periods ended March 31, June 30, September 30 and December 31, 2004. The information was originally presented in the company’s quarterly earning releases.  Special charges for 2004 includes reductions to prior restructuring expenses, losses related to the sale of a product line, a charge for in-process research and development and a favorable tax benefit related to prior periods. The pro forma information should not be construed as an alternative to reported results under U.S. GAAP.